Exhibit 99.1

Reviva Announces Letter to Shareholders

CUPERTINO, Calif., April 15, 2026 — Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva,” the “Company” “we” or “us”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today announced a letter to shareholders from Founder, President, and CEO, Laxminarayan Bhat, Ph.D.

The full text of the letter follows.

Dear Fellow Shareholders:

The past year has been an important and challenging period for Reviva Pharmaceuticals. We have made difficult but necessary decisions to strengthen our capital position, preserve strategic flexibility, and keep the Company focused on what we believe is the most important driver of long-term value: realizing the full potential of brilaroxazine across schizophrenia and potentially other neuropsychiatric indications.

We recognize that the recent reverse stock split and financing have been difficult for stockholders, particularly in light of the pressure on our share price. These actions were not taken lightly. Always mindful first and foremost to advancing the best interests of our stockholders, these actions were undertaken to strengthen our balance sheet, support our development priorities, and position Reviva to advance brilaroxazine through the next key regulatory and clinical milestones. On March 20, 2026, we closed the aforementioned $10 million financing to further strengthen our cash position. Immediately following this capital raise, we had approximately $23 million in cash and cash equivalents (unaudited), which we believe will fund operations into Q1 2027. In parallel, we are also evaluating strategic alternatives as we seek to maximize the value of brilaroxazine and preserve optionality for stockholders.

Our conviction in the opportunity ahead continues to be grounded in the clinical profile of brilaroxazine. Based on the data generated to date, we believe brilaroxazine has demonstrated the potential to be a differentiated treatment option in schizophrenia, with encouraging durable efficacy, safety and tolerability. These results continue to support our belief that the program has the potential to address meaningful unmet needs and serve as the foundation for a broader long-term franchise.

Looking ahead, our focus is on achieving a clear set of milestones for brilaroxazine from Q2 through Q4 2026, centered on extending the long-term value of the program and preparing for the next phase of development. A central component of that strategy is our effort to extend patent life and commercial exclusivity for brilaroxazine, potentially through 2046. To support this objective, we have filed a composition of matter patent application on a new form of brilaroxazine and will be pursuing an accelerated review process for that application.

Based on the preclinical development package for this new form of brilaroxazine, we are preparing to seek U.S. Food & Drug Administration (“FDA”) alignment on using this new form of brilaroxazine product in our future new drug application (“NDA”) submission. This would include switching the active pharmaceutical ingredient (API) of brilaroxazine and its formulation in the second Phase 3 trial in schizophrenia. We believe this type of change is not uncommon in the pharmaceutical industry during late-stage development and prior to NDA filing, particularly when it may strengthen lifecycle management and long-term intellectual property. We are optimistic about receiving FDA alignment on this strategy, with feedback expected mid-year 2026.

If successful, this initiative has the potential to meaningfully extend the commercial exclusivity of brilaroxazine and strengthen our ability to realize the full value of the program over time. Importantly, a longer exclusivity runway could enhance the opportunity to develop brilaroxazine not only in schizophrenia, but also in bipolar disorder, major depressive disorder, and other potential high-value indications. We believe this strategy could materially increase the long-term value of the asset and further improve its attractiveness in future investment and strategic partnering discussions.

At the same time, we are moving forward with preparations for the second Phase 3 trial of brilaroxazine in schizophrenia, RECOVER-2. We expect to initiate trial related activities in Q2 2026 and begin patient enrollment in the United States in Q3 2026. As previously reported, the FDA has already cleared the protocol for this trial, and we currently expect study completion in Q4 2027. We believe the recent capital raise will help support these efforts and enable us to advance the program through some of these important milestones.

While recent months have been challenging, we believe the path forward is defined by a focused and achievable set of priorities: securing FDA alignment on strategy to switch to the new form of brilaroxazine product in the ongoing clinical development, advancing our patent and exclusivity initiatives, initiating RECOVER-2, and positioning brilaroxazine to capture its broader potential across neuropsychiatric indications. We remain focused on disciplined execution and on taking the steps we believe are necessary to unlock the full value of this program.

Sincerely,

Laxminarayan Bhat, Ph.D.

Founder, President, and CEO

About Brilaroxazine

Brilaroxazine is an in-house discovered new chemical entity with potent affinity and selectivity against key serotonin and dopamine receptors implicated in the pathophysiology of several conditions including schizophrenia, psoriasis and interstitial lung diseases like pulmonary hypertension, pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF). Positive topline data from the global Phase 3 RECOVER trial in schizophrenia demonstrated the trial successfully met all primary and secondary endpoints with statistically significant and clinically meaningful reductions across all major symptom domains including reduction in key proinflammatory cytokines implicated in the pathophysiology of schizophrenia and comorbid inflammatory conditions at week 4 with 50 mg of brilaroxazine vs. placebo, with a generally well-tolerated side effect profile comparable to placebo and discontinuation rates lower than placebo. Positive data from a clinical drug-drug interaction (DDI) study investigating the potential effect of the CYP3A4 enzyme on brilaroxazine in healthy subjects supports no clinically significant interaction when combined with CYP3A4 inhibitors. Reviva believes that a full battery of regulatory compliant toxicology and safety pharmacology studies has been completed for brilaroxazine. Reviva intends to develop brilaroxazine for other neuropsychiatric indications including bipolar disorder, major depressive disorder (MDD) and attention-deficit/hyperactivity disorder (ADHD).

Additionally, brilaroxazine has shown promising nonclinical activity for inflammatory diseases psoriasis, pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) with mitigation of fibrosis and inflammation in translational animal models. Brilaroxazine has already received Orphan Drug Designation by the FDA for the treatment of PAH and IPF conditions. To learn more about the clinical and preclinical data available for brilaroxazine, please visit revivapharma.com/publications.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Cautionary Language Concerning Forward-Looking Statements

This letter to shareholders contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the Company’s expectations for future periods, anticipated business and financial performance, projections, trends; statements regarding the Company's positioning, its strategies, future progress, plans, goals, focuses and initiatives, and the expected timing and potential benefits thereof; and including statements regarding Company’s efforts to strengthen its capital position, balance sheet and cash position, preserve strategic flexibility, focus on long-term value, and support the Company’s development priorities; statements about the Company’s estimated cash position and projected cash runway; statements about brilaroxazine, including realizing the full potential thereof in schizophrenia and potentially other indications, and advancing the product through key regulatory and clinical milestones; statements about evaluating strategic alternatives as the Company seeks to maximize the value of brilaroxazine and preserve optionality for stockholders; statements about opportunity ahead and the clinical profile of brilaroxazine and its potential; statements about the Company’s plans and intentions for extending the long-term value of the brilaroxazine program and preparing for the next phase of development, including with respect to extending patent life and commercial exclusivity; statements about plans and intentions for switching to the new form of brilaroxazine product, seeking FDA alignment, future NDA submission, and expected timing, results and benefits of the Company’s strategy; and statements about the planned RECOVER-2 Phase 3 trial of brilaroxazine in schizophrenia, and the anticipated timing thereof; statements regarding the Company’s expectations about the anticipated clinical profile of its product candidates, including anticipated efficacy or safety profile; the Company’s expectations, intentions or beliefs regarding matters including product development and clinical trial plans, clinical and regulatory timelines and expenses, planned or potential additional trials and the timing thereof, planned or intended regulatory submissions and the timing thereof, the timing of availability of additional data or initiation of additional trials, trial results, market opportunity, costs of additional trials including statements about estimated costs, and the risk that the actual cost of trials and the Company’s actual expenses may be higher than the Company projects in its estimates; statements about ability to raise sufficient funding, including in an amount sufficient to support the Company’s intended additional trials, statements about expected approvals or the timing at which approval might be anticipated; statements about competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities and other statements that are predictive in nature; and other statements about the Company’s goals, plans, strategies, initiatives, and projections about future performance and expected results. These forward-looking statements are made as of the date of this letter to shareholders and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “forecast,” “outlook,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in the Company’s forward-looking statements (including without limitation any of its projections) due to a number of factors, including but not limited to the risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in subsequent reports filed by the Company with the Securities and Exchange Commission, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In light of the risks and uncertainties impacting the Company’s business, there can be no assurance that any forward-looking statement will in fact prove to be correct. Past performance is not necessarily indicative of future results. The forward-looking statements included in this letter to shareholders represent the Company’s views as of the date of this letter to shareholders. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this letter to shareholders.

Corporate Contact:
Reviva Pharmaceuticals Holdings, Inc.
Laxminarayan Bhat, PhD
www.revivapharma.com